Exhibit 23.8

Brook Hunt

Woodburn House

45 High Street

Addlestone

Surrey KT1 1TU

England

17 May, 2005

Consent of Brook Hunt

Brook Hunt hereby consents to the references to our firm in the form and context in which they appear in the Form F-1 Registration Statement of Peru Copper, Inc.

Brook Hunt

By:	/s/ Gaston Hidalgo
Name:	Gaston Hidalgo
Title:	Director, Sales and Marketing